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                                INDEX TO EXHIBITS



   (3A)         Certificate  of Incorporation                  Incorporated by
   Reference

   (3B)       Bylaws                                          Incorporated  by
   Reference

   (4)       Instruments Defining the Rights of
               Security  Holders                               Incorporated by
   Reference

   (10.1)      1976 Stock Option  Plan                         Incorporated by
   Reference

   (10.2)      1991 Stock  Option Plan                         Incorporated by
   Reference

   (13)      Annual Report to Security Holders        (Filed On Form SE dated
                                                      March 27, 1995)

   (22)      Subsidiaries of the Registrant

   (24.1)    Consent of Independent Accountants

   (24.2)    Report of Independent Accountants

   (28.1)    Annual Report on Form 11-K for the      (To be filed at a later
             Raytheon Savings and Investment Plan    date under Form 10-K/A)
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   (28.2)    Annual Report on Form 11-K for the      (To be filed at a later
             Raytheon Savings and Investment Plan    date under Form 10-K/A)
             for Specified Hourly Payroll Employees
   (28.3)    Annual Report on Form 11-K for the      (To be filed at a later
             Raytheon Subsidiary Savings and         date under Form 10-K/A)
             Investment Plan

   (28.4)    Annual Report on Form 11-K for the      (To be filed at a later
             Raytheon Employee Savings and           date under Form 10-K/A)
             Investment Plan
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